                                                                    EXHIBIT 3.1



FILED WITH THE OFFICE OF THE
 SECRETARY OF STATE OF THE
      STATE OF NEVADA

JUN 13 1994

CHERYL A. LAU SECRETARY OF STATE
     /s/ CHERYL A. LAU
          887-8-94
          --------



                           ARTICLES OF INCORPORATION

                                       OF

                            MAGNOLIA VENTURES. INC.
                              a Nevada corporation



        I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

                                    ARTICLE I

                                      NAME

             The name of the corporation is MAGNOLIA VENTURES, INC.


                                   ARTICLE II

                       RESIDENT AGENT & REGISTERED OFFICE


        Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Nevada Corporate Headquarters, Inc., 3132 West Post Road, Las Vegas, Nevada 89118.

        Section 2.02. Registered Office. The address of its Registered Office is 3132 West Post Road, Las Vegas, Nevada 89118.

        Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                  ARTICLE III

                                    PURPOSE


The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV

                                 SHARES OF STOCK


        Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of a single class of two thousand five hundred (2,500) shares of common stock, no par value.

        The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

        The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

        Section 4.02. No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

        Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                   ARTICLE V

                                   DIRECTORS


        Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as directors.

        Section 5.02. Initial Board of Directors. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board of Directors is as follows:


        NAME                                  ADDRESS
        ----                                  -------
        Cort W. Christie                     P.O. Box 27740
                                             Las Vegas, Nevada 89126


This individual shall serve as Director until the first annual meeting of the stockholders or until his successor(s) shall have been elected and qualified.

        Section 5.03. Change in Number of Directors. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the corporation.

                                   ARTICLE VI

                                  INCORPORATOR


        The name and address of the incorporator is Cort W. Christie, P.O. Box 27740, Las Vegas, Nevada 89126.


                                  ARTICLE VII

                               PERIOD OF DURATION


The corporation is to have a perpetual existence.

                                  ARTICLE VIII

                       DIRECTORS' AND OFFICERS' LIABILITY


        A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX

                                   INDEMNITY


        Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

        The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE X

                                   AMENDMENTS


        Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.


                                   ARTICLE XI

                               POWERS OF DIRECTORS


        In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

        (1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

        (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

        (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

        (4) To set apart out of any of the funds of the corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

        (5) By resolution, to designate one or more committees, each committee to consist of at least one director of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

        (6) To authorize the corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power or the doing of any such act or thing.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, except as otherwise provided herein and by law.

        IN WITNESS WHEREOF, I have hereunto set my hand this 23RD day of MAY, 1994, hereby declaring and certifying that the facts stated hereinabove are true.



                                               /s/ CORT W. CHRISTIE
                                               --------------------------------
                                               Incorporator

                                 ACKNOWLEDGMENT


STATE OF NEVADA)
                 SS:
COUNTY OF CLARK)


        On this 23RD day of MAY, 1994, personally appeared before me, a Notary Public (or judge or other authorized person, as the case may be), CORT W. CHRISTIE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.



                                             /s/ SCOTT JOSEPH LETOURNEAU
                                             ----------------------------------
                                             NOTARY PUBLIC in and for said
                                             County and State



[SEAL ]  Scott Joseph Letourneau
         Notary Public - Nevada
         CLARK COUNTY
         My Appt. exp. Mar. 29, 1997


        I, NEVADA CORPORATE HEADQUARTERS, INC. hereby accept as Resident Agent for the previously named Corporation.



MAY 23RD, 1994 /s/ SCOTT JOSEPH LETOURNEAU
               ---------------------------------
                   Office Administrator

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 13 1994

CHERYL A. LAU SECRETARY OF STATE
/s/ CHERYL A. LAU
8878-94



                           ARTICLES OF INCORPORATION

                                       OF

                            MAGNOLIA VENTURES, INC.
                              a Nevada corporation



        I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

                                    ARTICLE I

                                      NAME


             The name of the corporation is MAGNOLIA VENTURES, INC.

                       RESIDENT AGENT & REGISTERED OFFICE


        Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Nevada Corporate Headquarters, Inc., 3132 West Post Road, Las Vegas, Nevada 89118.

        Section 2.02. Registered Office. The address of its Registered Office is 3132 West Post Road, Las Vegas, Nevada 89118.

        Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                   ARTICLE III

                                     PURPOSE


        The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV

                                 SHARES OF STOCK


        Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of a single class of two thousand five hundred (2,500) shares of common stock, no par value.

        The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may he fixed from time to time by the Board of Directors.

        The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

        Section 4.02. No Preemptive Rights. Holders of the Common Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

        Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this Particular.

                                   ARTICLE V

                                   DIRECTORS


        Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as directors.

        Section 5.02. Initial Board of Directors. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board of Directors is as follows:

        NAME                        ADDRESS
        Cort W. Christie           L???89126

        This individual shall serve as Director until the first annual meeting of the stockholders or until his successor(s) shall have been elected and qualified.

        Section 5.03. Change in Number of Directors. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the corporation.

                                   ARTICLE VI

                                  INCORPORATOR

        The name and address of the incorporator is Cort W. Christie, P.O. Box 27740, Las Vegas, Nevada 89126.

                                   ARTICLE VII

                               PERIOD OF DURATION

        The corporation is to have a perpetual existence.

                                  ARTICLE VIII

                       DIRECTORS' AND OFFICERS' LIABILITY

        A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX

                                    INDEMNITY


        Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

        The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE X

                                   AMENDMENTS


        Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repel any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

                                   ARTICLE XI

                             POWERS OF DIRECTORS


        In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

        (1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

        (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

        (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

        (4) To set apart out of any of the funds of the corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

        (5) By resolution, to designate one or more committees, each committee to consist of at least one director of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaw's of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

        (6) To authorize the corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power or the doing of any such act or thing.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, except as otherwise provided herein and by law.

        IN WITNESS WHEREOF, I have hereunto set my hand this 23RD day of MAY, 1994, hereby declaring and certifying that the facts stated hereinabove are true.



                                            /s/ CORT W. CHRISTIE
                                            ----------------------------------
                                            Incorporator

                                 ACKNOWLEDGMENT


STATE OF NEVADA)
                   SS:
COUNTY OF CLARK)


        On this 23RD day of MAY, 1994, personally appeared before me, a Notary Public (or judge or other authorized person, as the case may be), CORT W. CHRISTIE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


                                             /s/ SCOTT JOSEPH LETOURNEAU
                                             ----------------------------------
                                             NOTARY PUBLIC in and for said
                                             County and State



[NOTARY SEAL]  Scott Joseph Letourneau
               Notary Public - Nevada
               Clark County
               My appt. exp. March __, 1997

        I, NEVADA CORPORATE HEADQUARTERS, INC. hereby accept as Resident Agent for the previously named Corporation. MAY 23RD, 199 Office Administrator



MAY 23RD, 1994 /s/ SCOTT JOSEPH LETOURNEAU
               ---------------------------------------
                 Office Administrator

                                                                 [RECEIVED
                                                                MAY 26, 1994
                                                             Secretary of State]

       FILED # C8878-94

         DEC 03 1999

       IN THE OFFICE OF
       /s/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                                                                       Filed by:

                             MAGNOLIA VENTURES, INC.
                               Name of Corporation


        We the undersigned                   PEGGY MELILLI,
                           ----------------------------------------------------
                                       President or Vice President


     DENNIS MELILLI, Secretary         of        MAGNOLIA VENTURES, INC.
  -----------------------------------     ------------------------------------
  Secretary or Assistant Secretary               Name of Corporation

do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 26th of October, 1999, adopted a resolution to amend the original articles as follows:

        RESOLVED: That Article IV, Section 4.01 of the Articles of Incorporation be amended to read in full as follows:

        "Section 4.01 - Number and Class. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock. Upon the amendment of this Section to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into one hundred (100) shares.

        The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

        The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them."

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 21,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                  /s/ PEGGY MELILLI
                                                  -----------------------------
                                                  PEGGY MELILLI
                                                  President



                                                  /s/ DENNIS MELILLI
                                                  -----------------------------
                                                  DENNIS MELILLI
                                                  Secretary

      FILED # 0-8878-94
         FEB 08 2000

       IN THE OFFICE OF
       /s/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE

                              AMENDED AND RESTATED

                      ARTICLES OF INCORPORATION ATTACHMENT



1.      Name of Corporation:   MAGNOLIA VENTURES, INC.
                             ---------------------------------------------------

2.      Date of adoption of Amended and Restated Articles: January 31, 2000
                                                           ---------------------

3. If the articles were amended, please indicate what changes have been made:

        (a)     Was there a name change? Yes     No X. If yes, what is the new
                name?                        ---   ---

        (b)     Did you change the resident agent? Yes    No X. If yes, please
                                                      ---   ---
                indicate the new resident agent and address
                ----------------------------------------------------------------

        (c)     Did you change the purposes? Yes X  No ___. Did you add Banking?
                                                ---
                ___, Gaming? ___, Insurance? ___, None of these? X.
                                                                ---

        (d)     Did you change the capital stock? Yes X  No ___. If yes, what is
                                                     ---
                the new capital stock? Authorized 25,000,00 common shares and 10,000,000 serial preferred shares

        (e)     Did you change the directors? Yes ___ No X. If yes, indicate
                                                        ---
                the change:
                ----------------------------------------------------------------

        (f)     Did you add the directors liability provision? Yes X No ___

        (g) Did you change the period of existence? Yes ___ No X . If yes, what is the new existence?
                ----------------------------------------------------------------

        (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------


                                                  /s/ PEGGY MELILLI
                                                  -----------------------------
                                                  Peggy Melilli, President

                                                  Date: January 31, 2000


        I declare under penalty of perjury under the laws of the State of Nevada that the foregoing is true and correct.

           Executed this 31st day of January, 2000.


                          /s/ PEGGY MELILLI
                          -----------------------------
                          Peggy Melilli

                                                               FILED # C-8878-94
                                                                       ---------
                                                                 FEB 08 2000
                                                               IN THE OFFICE OF
                                                                 Dean Heller
                                                                 DEAN HELLER
                                                              SECRETARY OF STATE


                                    RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                             MAGNOLIA VENTURES, INC.


        We the undersigned, Peggy Melilli, President and Dennis Melilli, Secretary of Magnolia Ventures, Inc. do hereby certify:

        1. That the Board of Directors of said corporation at a meeting duly convened, held on the 31th day of January, 2000, adopted a resolution to restate and amend the original articles, as amended, as follows:


                                    ARTICLE I

                                      NAME

                Section 1.01. The name of the corporation is:

                             MAGNOLIA VENTURES, INC.


                                   ARTICLE II

                       RESIDENT AGENT & REGISTERED OFFICE


                Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Nevada Corporate Headquarters, Inc., 3132 West Post Road, Las Vegas, Nevada 89118.

                Section 2.02. Registered Office. The office of its Registered Office is 3132 West Post Road, Las Vegas, Nevada 89118.

                Section 2.03. Other Offices. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                   ARTICLE III

                                     PURPOSE

                The objects for which this corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

                        A. Shall have such rights, privileges and powers as may
                be conferred upon corporations by any existing law.

                        B. May at any time exercise such rights, privileges and
                powers, when not inconsistent with the purposes and objects for which this corporation is organized.

                        C. Shall have power to have succession by its corporate
                name for the period limited in its certificate or Articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

                        D. Shall have power to sue and be sued in any court of
                law or equity.

                        E. Shall have power to make contracts.

                        F. Shall have power to hold, purchase and convey real
                and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estimate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

                        G. Shall have power to appoint such officers and agents
                as the affairs of the corporation shall require, and to allow them suitable compensation.

                        H. Shall have power to make By-Laws not inconsistent
                with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

                        I. Shall have power to wind up and dissolve itself, or
                be wound up or dissolved.



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

                        J. Shall have power to adopt and use a common seal or
                stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

                        K. Shall have power to borrow money and contract debts
                when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

                        L. Shall have power to guarantee, purchase, hold, sell,
                assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including, the right to vote, if any.

                        M. Shall have power to purchase, hold, sell and transfer
                shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

                        N. Shall have power to conduct business, have one or
                more offices, an hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

                        O. Shall have power to do all and everything necessary
                and proper for the accomplishment of the objects enumerated in its Certificate or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of corporation, whether or not such



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


                business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

                        P. Shall have power to make donations for the public
                welfare or for charitable, scientific or educational purposes.

                        Q. Shall have power to enter into partnerships, general
                or limited, or joint ventures, in connection with ant lawful


                                   ARTICLE IV

                                 SHARES OF STOCK

                Section 4.01 - Number and Class. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares of Common Stock at $.001 par value and Ten Million (10,000,000) shares of Serial Preferred Stock at $0.01 par value. Upon the amendment of this Section to read as hereinabove set forth, each one (1) outstanding share of Common Stock is split, reconstituted and converted into one hundred (100) shares.

                The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

                        A. Each share of Common Stock shall entitle the holder
                thereof to one vote on any matter submitted to a vote of or consent of holders of Common Stock. Subject to the provisions of applicable law and this Article Fourth, any dividends paid or distributed on or with respect to the Common Stock of the corporation shall be paid or distributed ratably to the holders of its Common Stock. In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled, as hereinafter provided, the holders of Common Stock shall be entitled to share ratably in the remaining assets of



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


                the corporation.

                        B. Subject to the terms and provisions of this Article,
                the Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stock in series and to fix and determine from time to time before issuance the designation and relative rights and preferences of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                                (1) The series designation and authorized number
                        of shares;

                                (2) The dividend rate and the date or dates on
                        which such dividends will be payable;

                                (3) The amount or amounts to be received by the
                        holders in the event of voluntary or involuntary dissolution or liquidation of the corporation;

                                (4) The price or prices at which shares may be
                        redeemed, if any, and any terms, conditions, limitations upon such redemptions;

                                (5) The sinking fund provisions, if any, for
                        redemption or purchase of shares; and

                                (6) The terms and conditions, if any, on which
                        shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Serial Preferred Stock, of the corporation.

                        C. The holders of the shares of Common Stock or Serial
                Preferred Stock shall not be entitled to cumulative voting on any matter.


                                    ARTICLE V

                                    DIRECTORS

                Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as directors.

                Section 5.02. Initial Board of Directors. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board



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

                of Directors is as follows:



                NAME                                ADDRESS
                ----                                -------
                Cort W. Christie                    P.O. Box 27740
                                                    Las Vegas, Nevada 89126

                This individual shall serve as Director until the first annual meeting of the stockholders or until his successor(s) shall have been elected and qualified.

                Section 5.03. Change in Number of Directors. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the corporation.



                                   ARTICLE VI

                                  INCORPORATOR

                Section 6.01. Incorporator. The name and address of the original incorporator was Cort W. Christie, P.O. Box 27740, Las Vegas, Nevada 89126.


                                   ARTICLE VII

                               PERIOD OF DURATION

                Section 7.01. Duration. The corporation is to have a perpetual existence.


                                  ARTICLE VIII

                       DIRECTORS' AND OFFICERS' LIABILITY

                Section 8.01. Liability. A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.



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

                                   ARTICLE IX

                                    INDEMNITY

                Section 9.01. Indemnity. Every person who was or is a party to, or is threatened to be made a part to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

                Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

                The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.


                                    ARTICLE X

                                   AMENDMENTS

                Section 10.01. Amended. This corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.


                                   ARTICLE IX

                               POWERS OF DIRECTORS

                Section 11.01. Powers of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                        A. Subject to the By-Laws, if any, adopted by the
                stockholders, to make, alter or amend the By-laws of the Corporation;

                        B. To authorize and cause to be executed, mortgages and
                liens upon the real and personal property of this Corporation;

                        C. To authorize the guaranty by the corporation of
                securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

                        D. To set apart out of any of the funds of the
                corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

                        E. By resolution, to designate one or more committees,
                each committee to consist of at least one director of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

                      F. To authorize the Corporation by its officers or agents
               to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power or the doing of any such act or thing.

                      In addition to the powers and authorities hereinbefore or
               by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein by law.

        2. The number of shares of the corporation outstanding and entitled to vote on restatement and amendment to the Articles of Incorporation is 210,000; that the said changes and restatement and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, we have hereunto set our hand this 31st day of January, 2000, hereby declaring that the facts stated herein are true.



                                            /s/ PEGGY MELILLI
                                            ----------------------------------
                                            Peggy Melilli


                                            /s/ DENNIS MELILLI
                                            ----------------------------------
                                            Dennis Melilli



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